Exhibit 99.28(h)(3)(c)

Execution Copy

SCHEDULE B

(Dated: September 30, 2013)

                THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 5, 2011 between BNY Mellon Investment Servicing (US) Inc. and the Investment Trusts listed on the signature page thereto.

Portfolios

Investment Company Name	Fund

Touchstone Funds Group Trust (9/30 FYE)

Touchstone Arbitrage Fund

Touchstone Emerging Markets Equity Fund

Touchstone Global Real Estate Fund

Touchstone International Fixed Income Fund

Touchstone Merger Arbitrage Fund

Touchstone Mid Cap Fund

Touchstone Mid Cap Value Fund

Touchstone Premium Yield Equity Fund

Touchstone Sands Capital Select Growth Fund

Touchstone Small Cap Core Fund

Touchstone Small Cap Value Fund

Touchstone Total Return Bond Fund

Touchstone Ultra Short Duration Fixed Income Fund

Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund

Touchstone Investment Trust (9/30 FYE)	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund Touchstone Money Market Fund*

Touchstone Strategic Trust (3/31 FYE)

Touchstone Focused Fund

Touchstone Growth Opportunities Fund

Touchstone International Value Fund

Touchstone Large Cap Growth Fund

Touchstone Mid Cap Growth Fund

Touchstone Small Cap Growth Fund

Touchstone Small Cap Value Fund

Touchstone Flexible Income Fund

(6/30 FYE)	Touchstone Capital Growth Fund Touchstone International Small Cap Fund Touchstone Mid Cap Value Opportunities Fund Touchstone Small Cap Value Opportunities Fund Touchstone Value Fund

(12/31 FYE)	Touchstone Balanced Allocation Fund Touchstone Conservative Allocation Fund

Touchstone Growth Allocation Fund Touchstone Moderate Growth Allocation Fund Touchstone Dynamic Equity Fund

Touchstone Tax-Free Trust (6/30 FYE)	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund Touchstone Tax-Free Money Market Fund

Touchstone Variable Series Trust (12/31 FYE)

Touchstone VT Baron Small Cap Growth Fund

Touchstone VT Core Bond Fund

Touchstone VT High Yield Fund

Touchstone VT Large Cap Core Equity Fund

Touchstone VT Mid Cap Growth Fund

Touchstone VT Money Market Fund

Touchstone VT Third Avenue Value Fund

Touchstone VT Aggressive ETF Fund

Touchstone VT Conservative ETF Fund

Touchstone VT  Enhanced ETF Fund

Touchstone VT Moderate ETF Fund

This Schedule B to the Transfer Agency and Shareholder Services Agreement is executed as of the date set forth above.

BNY Mellon Investment Servicing (US) Inc.		Touchstone Funds Group Trust
Touchstone Institutional Funds Trust
Touchstone Investment Trust
Touchstone Strategic Trust
Touchstone Tax-Free Trust
Touchstone Variable Series Trust

By:	/s/William J Salus	By:	/s/Steve Graziano

Name:	William J Salus	Name:	Steve Graziano

Title:	Managing Director	Title:	President